UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

FREYR Battery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6&8 East Court Square, Suite 300,
Newnan, Georgia 30263
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (678) 632-3112

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Common Stock at an exercise price for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

General

On November 6, 2024, FREYR Battery, Inc., a Delaware corporation (the “Company” or “FREYR”) entered into a transaction agreement (the “Transaction Agreement”) with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”) for the acquisition of all legal and beneficial ownership in the shares of capital stock of Trina Solar US Holding Inc., a Delaware corporation, which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) Trina Solar US Manufacturing Holding Inc., a Delaware corporation (“TUMH”), (b) Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“TUMA”), (c) Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM 1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with TUMH, TUMA and TUM 1, the “Acquired Companies”) (and such acquisition, the “Purchase”).

The Transaction Agreement further contemplates the entry at Closing of the Purchase into certain other agreements, including: (a) certain agreements with respect to the development, operation and services of the solar cell and solar module manufacturing facilities pursuant to the Solar Cell Term Sheet and Solar Module Term Sheets included as Schedules A-7 and A-8 to the Transaction Agreement), to be entered into with Trina Solar Co., Ltd., a company incorporated in China (“Trina Parent”) or certain other subsidiaries and affiliates of Trina Parent (the “Related Agreements”), (b) a Note Instrument, (c) a Convertible Note Instrument, (d) a Cooperation Agreement and (e) a Registration Rights Agreement (the Purchase, together with (a) through (e) collectively, the “Transaction”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Transaction Agreement.

Transaction Agreement

Consideration

Under the Transaction Agreement, FREYR will acquire the Acquired Companies for (i) $100.0 million cash consideration (subject to an adjustment for any leakage); (ii) 15,437,847 shares of common stock, par value $0.01 per share of FREYR (the “Common Stock”) (the “Share Consideration”); (iii) a $150.0 million one percent (1%) per annum senior unsecured note due in five (5) years (the “Note Instrument”); and (iv) an $80.0 million seven percent (7%) unsecured convertible note due in five (5) years (the “Convertible Note Instrument”), which, subject to CFIUS approval, is convertible in up to two conversions into 30.4 million shares of Common Stock, in aggregate (the “Conversion Shares”). The Second Conversion is also subject to the Requisite Stockholder Approval.

Conditions to Closing

The Transaction is subject to customary Closing conditions including, among other things, (i) the absence of any laws, government orders or injunctions that prohibit, restrict, enjoin or otherwise make illegal the Closing; (ii) the parties’ certification that the representations and warranties are true and correct; (iii) the absence of any material adverse effect on FREYR or the Acquired Companies; (iv) the receipt by the Acquired Companies of certain necessary consents, waivers and approvals; (v) FREYR having isolated, deleted, destroyed, terminated or sold, in each case, all material assets, equipment, and licenses relating to 24M Technologies, Inc.; (vi) the Seller’s completion of a certain internal reorganization (the “Reorganization”); (vii) the first tranche of $50.0 million of the equity financing into FREYR, to be implemented on or prior to Closing pursuant to the Preferred Stock Purchase Agreement (the “Purchase Price”); and (viii) the submission of a supplemental listing application to New York Stock Exchange (the “NYSE”) in connection with the proposed issuance of the Share Consideration and the Conversion Shares, among other conditions.

Representations and Warranties

The Transaction Agreement contains customary representations and warranties of the Seller, including in respect of the Acquired Companies. The Transaction Agreement also contains customary representations and warranties of FREYR. No representations and warranties will survive Closing except that the Seller’s fundamental representations shall survive until the third (3rd) anniversary of the Closing.

Pre-Closing Covenants

During the period from the date of the Transaction Agreement through the earlier of the Closing and the termination of the Transaction Agreement in accordance with its terms, subject to certain exceptions, each of the parties must comply with certain covenants that include (i) conducting its respective business, in all material respects, in the ordinary course of business consistent with past practice and (ii) complying with all applicable laws in all material respects.

The parties further agreed that for two (2) weeks from the date of the Transaction Agreement they will continue to conduct due diligence in good faith. To the extent either party identifies a potential material liability of $10.0 million or more in any given 12-month period or of $25.0 million or more in the aggregate, the parties shall discuss such potential material liability for ten (10) days. If following such discussion, the identifying party establishes it has identified a material liability, such party shall be entitled to terminate the Transaction Agreement.

From the date of the Transaction Agreement to the Closing, the Seller, its Affiliates and the Acquired Companies, subject to limited exceptions, shall not permit any leakage to occur. If any leakage occurs that is not permitted, it will lead to a reduction to the Purchase Price.

Prior to Closing, the Seller shall prepare and timely file all tax returns of the of the Acquired Company as required by applicable law. All taxes due on or before Closing shall be paid by the Seller or applicable Acquired Company. FREYR shall not, and shall not cause, without the prior written consent of the Seller, which shall not be unreasonably withheld, the Acquired Companies to amend, refile or modify any tax return that would reasonably be expected to increase the tax liability of the Seller during the pre-closing period. Prior to Closing, FREYR, the Seller and the Acquired Companies shall reasonably cooperate in connection with determining tax liability, the preparation and filing of any tax returns and any audit, litigation, or other proceeding with respect to taxes.

Prior to Closing, (a) each of the parties shall use its commercially reasonable efforts to take all necessary actions to consummate the Purchase; and (b) the Seller shall use reasonable best efforts and shall cause the Acquired Companies to (i) use reasonable best efforts to obtain all required third-party consents, waivers and approvals (ii) complete the Reorganization, and (iii) provide all cooperation reasonably requested by FREYR in connection with the satisfaction of any of the settlement conditions under the Preferred Stock Purchase Agreement; (c) the parties shall negotiate and agree the Related Agreements, based on the Solar Module Term Sheets; (d) the parties shall negotiate in good faith the Solar Cell Operational Support Agreement, based on the Solar Cell Term Sheet and (e) the parties shall and shall cause their employees to negotiate and agree certain other employment or consultancy terms for FREYR’s Deputy Chief Financial Officer. Chief Operating Officer and Chief Strategy Officer prior to Closing.

Post-Closing Covenants

Post-Closing, the parties agree to use reasonable best efforts to obtain CFIUS approval. FREYR shall use its reasonable best efforts to obtain the Requisite Stockholder Approval as a condition to the Second Conversion of the Convertible Note Instrument.

In the event that, between Closing and the date of First Conversion of the Convertible Note Instrument or a CFIUS Turndown (as defined below), as applicable, FREYR pays a dividend on its Common Stock, it must pay Seller within five (5) business days of the payment date for the dividend, the amount of such dividend that is paid per share of Common Stock multiplied by the number of Conversion Shares.

If, within twelve (12) months following Closing, any person discovers any right, title or interest in any assets or liability (a “Wrong Pocket Asset” and a “Wrong Pocket Liability,” respectively) that as of Closing related to (i) the business of the Acquired Companies, but was not transferred or assumed by FREYR or any Acquired Company at Closing or (ii) the business of the Seller and its Affiliates other than the business of the Acquired Companies, but was transferred to FREYR or an Acquired Company at Closing, in each case except as a result of a transaction occurring after the Closing consented to by the parties, the parties shall cause (i) such Wrong Pocket Asset to be transferred to the appropriate person and (ii) such Wrong Pocket Liability to be assumed by the right person, as promptly as reasonably practicable for no additional consideration.

FREYR may elect to obtain a representations and warranties insurance policy with respect to the Seller’s representations.

Within six (6) months post-Closing, FREYR will also use its reasonable efforts to dispose, divest, transfer or otherwise sell the assets and operations that constitute its European business (the “Divestiture”), and in case the consideration received is less than $45.0 million, FREYR shall pay to the Seller an amount equal to nineteen and nine tenths percent (19.9%) of the shortfall between such consideration and $50.0 million. If such Divestiture is not completed within six (6) months from Closing (the “Divestiture Date”), unless waived by the Seller, FREYR shall pay to the Seller a fee of $2.0 million for each calendar month from the Divestiture Date until completion of the Divestiture.

Following Closing, and in the event that any of the Preferred Stock (as defined below) issued under the Preferred Stock Purchase Agreement is converted into FREYR Common Stock, the Seller shall have the right to acquire from FREYR such number of shares of Common Stock so that the Seller’s proportionate ownership of Common Stock following the conversion of the Preferred Stock will be the same as before the conversion at a price equal to $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock.

After Closing, FREYR shall, or shall cause TUM 1 to repay a certain Production Reserve Fee equal to $220.0 million in five installments to TUS and fully owned by Seller, pursuant to the TUS Offtake Agreement between these TUS and TUM 1, in five installments of $44.0 million, to be paid on each successive anniversary of the Closing Date, subject to certain exceptions and acceleration provisions.

Following Closing, FREYR shall prepare and timely file all tax returns of the Acquired Company as required by applicable law.

CFIUS Turndown

Following Closing, in the event the parties, after reasonable best efforts, fail to receive CFIUS approval with respect to the Conversions (the “CFIUS Turndown”), if CFIUS requires the Seller to divest, dispose, or otherwise sell the shares of Common Stock acquired as Share Consideration pursuant to the Transaction Agreement, within sixty (60) days following the date of the CFIUS Turndown, FREYR shall purchase or redeem from the Seller all such shares of Common Stock and issue to the Seller an unsecured loan note with a term of ten (10) years and an interest rate lower than the Note Instrument, with an aggregate principal amount equal to the 30-day VWAP of the Share Consideration prior to the issue of such unsecure loan note (the “Secondary Note”).

In the event of a CFIUS Turndown or if the Convertible Note Instrument does not become eligible for conversion within twelve (12) months following Closing (as may be extended by the Seller in it is sole discretion), FREYR shall redeem and repay the Convertible Note Instrument with a newly issued unsecured senior note substantially on the same terms as the Secondary Note.

The foregoing description of the Secondary Note is qualified in its entirety by reference to the full text of the form of the Secondary Note, a copy of which is filed as Exhibit 10.4 hereto and incorporated by reference.

Indemnification

FREYR shall have no recourse against the Seller other than in respect of fundamental representations, certain pre-Closing tax representations, the Reorganization, and breach of pre-Closing and post-Closing covenants and the Seller shall have no recourse against FREYR other than in respect of breach of covenants. FREYR is otherwise considering obtaining a representation and warranty insurance policy after the date of the Transaction Agreement. The aggregate liability of the Seller’s indemnification obligation for breach of fundamental representations, the Reorganization, certain pre-Closing tax representations, and leakage shall not exceed the Purchase Price. The aggregate liability of the Seller or FREYR for breach of any covenant under the Transaction Agreement shall not exceed $200.0 million.

Termination

The Transaction Agreement may be terminated under certain circumstances by mutual agreement of the parties or by either party in the following events: (i) Closing shall not have occurred 120 days after the date of the Transaction Agreement; (ii) a permanent injunction or other government order prohibits or enjoins the Transaction; (iii) the other party’s uncured breach of its representations, warranties or covenants under the Transaction Agreement; or (iv) the identification of a material liability through an ongoing two-week post-signing diligence review entitling the identifying party to terminating the Transaction Agreement.

The foregoing description of the Transaction Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein in its entirety by reference. The representations, warranties, and covenants contained in such agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Note Instrument and Convertible Note Instrument

At Closing, FREYR and the Seller shall execute the Note Instrument and the Convertible Note Instrument.

Pursuant to the Note Instrument, FREYR will repay the principal amount in cash with quarterly repayments of $7.5 million per quarter starting on the first calendar quarter ending after the one-year anniversary of the date of issuance of the Note Instrument and $30.0 million at maturity. Interest will accrue quarterly in arrears at one percent (1%) per annum and will be paid in cash on a quarterly basis starting at Closing. FREYR, in its discretion, may prepay the Note Instrument, in whole or in part, at any time prior to maturity date without premium or penalty.

Within five (5) days of obtaining CFIUS approval, the Convertible Note Instrument shall partially convert into 12.5 million shares of FREYR’s Common Stock (the “First Conversion”). Within five (5) days of obtaining Requisite Stockholder Approval, the remaining balance of the Convertible Note Instrument shall convert into 18.0 million additional shares of FREYR’s Common Stock. Interest shall accrue quarterly at seven percent (7%) per annum commencing on the issuance date, subject to certain adjustments; however, the Convertible Note Instrument shall never convert to more than 30.4 million shares of Common Stock.

The foregoing descriptions of the Note Instrument and Convertible Note Instrument are qualified in their entirety by reference to the full text of the forms of the Note Instrument and Convertible Note Instrument, copies of which are filed respectively as Exhibits 10.2 and 10.3 hereto and incorporated by reference.

Cooperation Agreement

At Closing, FREYR and the Seller shall enter into a Cooperation Agreement, pursuant to which, among other things, for so long as the Seller holds 15.4 million shares of FREYR’s Common Stock, it shall be entitled to designate for nomination one (1) director to FREYR’s board of directors (the “FREYR Board”) and (ii) for as long as the Seller holds fifteen percent (15%) or more of FREYR’s Common Stock, it shall be entitled to designate for nomination two (2) directors to the FREYR Board. For so long as there is at least one (1) director designated by the Seller on the FREYR Board and at least one (1) such director is an independent director in accordance with the applicable stock exchange listing rules, the FREYR Board shall appoint a director designated by the Seller to each of (i) the nominating and corporate governance committee and (ii) the compensation committee.

Pursuant to the Cooperation Agreement, the Seller shall further agree to customary standstill provisions for so long as the Seller holds the Share Consideration. In addition, subject to limited exceptions, the Seller shall not transfer any shares of Common Stock during the 1-year lock-up period. For as long as the Seller holds securities in the Company, it shall also be entitled to certain anti-dilution rights.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the form of the Cooperation Agreement, a copy of which is filed as Exhibit 10.5 hereto and incorporated by reference.

Registration Rights Agreement

At Closing, FREYR and the Seller shall enter into a Registration Rights Agreement, pursuant to which FREYR shall grant the Seller certain registration rights on Form S-3 or other forms of registration statements, including Form S-1, as available, with respect to the shares of Common Stock issued to the Seller pursuant to the Transaction Agreement and the Convertible Note Instrument.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference.

Preferred Stock Purchase Agreement

On November 6, 2024, in connection with the Company’s efforts to finance in part the construction, commissioning and ramp-up related to the solar cell manufacturing facility to be developed by TUM 2, including general corporate purposes related to the assets to be acquired by the Company pursuant to the Transaction, FREYR and certain funds and accounts managed by Encompass Capital Advisors LLC entered into a Preferred Stock Purchase Agreement, pursuant to which such funds purchased non-voting preferred stock of FREYR (the “Preferred Stock”) in exchange for $100.0 million, to be funded across two tranches of $50.0 million each, upon Closing and thereafter upon FREYR’s sole discretion upon proceeding to a final investment decision on TUM 2. The Preferred Stock has a term of three (3) years from the Closing Date and a conversion price of $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock. FREYR will redeem the Preferred Stock at maturity at par value plus any accrued and unpaid interest. The Preferred Stock will rank senior to the Common Stock but junior to all debt obligations of the Company and will have a liquidation preference equal to $10.00 per share of Preferred Stock plus accrued but unpaid dividends. FREYR also agreed to provide certain registration rights with respect to the Preferred Stock and the shares of Common Stock underlying the Preferred Stock. The Preferred Stock carries 6% cash interest, accruing on the funding of the first tranche and payable in arrears (i) on the dividend date 18 months after the first tranche funding and (ii) every six months after such dividend payment date. Other customary representations and warranties, closing conditions and terms were included in the Preferred Stock Purchase Agreement.

The foregoing description of the Preferred Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Preferred Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference.

Voting Agreement

On November 6, 2024, in connection with the Transaction Agreement and the Convertible Note Instrument, FREYR and Encompass Capital Advisors LLC entered into a voting and support agreement pursuant to which such funds agreed to vote the shares of Common Stock it beneficially owns in favor of the Second Conversion at FREYR’s meeting of stockholders to approve such Second Conversion.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, a copy of which is filed as Exhibit 10.8 hereto and incorporated by reference.

Securities Purchase Agreement

On November 6, 2024, FREYR and Ms. Chunyan Wu, a co-founder and significant shareholder of Trina Solar, entered into a Securities Purchase Agreement pursuant to which Ms. Wu subscribed for approximately $14.8 million of shares of FREYR’s Common Stock at a price of $1.05 per share (which constitutes a premium to “Minimum Price” as defined under applicable NYSE Rules), representing an aggregate private placement of ten percent (10%) of FREYR’s Common Stock outstanding on the date hereof. FREYR also agreed to provide certain registration rights with respect to the shares issued pursuant to the Securities Purchase Agreement. The obligation of the parties to consummate the purchase and sale of the shares covered by the Securities Purchase Agreement is conditioned upon, amongst other things, CFIUS approval of the transaction. Other customary representations and warranties, closing conditions and terms were included in the Securities Purchase Agreement. The funds will be used for general operational and working capital purposes.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.7 hereto and incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tom Einar Jensen’s Departure as Chief Executive Officer and as a Director

On November 6, 2024, FREYR announced that Tom Einar Jensen, the Company’s Chief Executive Officer (“CEO”), would be resigning from his position as CEO and as a director of the Company, effective immediately, and will continue with the Company as a consultant in the role of CEO - Europe. Mr. Jensen’s resignation is not related to any disagreements with the Company on any matter relating to its operations, policies, practices (financial or otherwise) or any issues regarding financial disclosures, accounting, or legal matters. FREYR Battery Norway AS, a wholly-owned subsidiary of the Company, entered into an employment termination and consulting contract with Mr. Jensen, reflecting his transition, effective immediately (the “Jensen Transition Contract”). Under the Jensen Transition Contract, Mr. Jensen will receive (i) a monthly service fee of $30,000 (pro-rated for any partial months) and (ii) in accordance with Mr. Jensen’s previously disclosed employment contract, a severance payment equal to six months of Mr. Jensen’s current base salary at the time of his termination of employment as the Company’s CEO. Furthermore, upon the closing of the Transaction, one-third of Mr. Jensen’s outstanding performance stock options will immediately vest and the remaining unvested portion of the performance stock options will vest 50% on each of the first and second anniversaries of the Closing Date.

The foregoing description of the Jensen Transition Contract does not purport to be complete and is qualified in its entirety by the terms and conditions of the Jensen Transition Contract, a copy of which is filed as Exhibit 10.9 hereto and incorporated by reference.

Appointment of New Chief Executive Officer

In connection with Mr. Jensen’s departure, on November 6, 2024, the FREYR Board appointed Daniel Barcelo as its CEO, effective on November 6, 2024. Mr. Barcelo will continue to serve as a member of the FREYR Board, and as Chair of the FREYR Board, but will no longer serve as a member of the Nominating and Governance Committee or the Audit and Risk Committee.

Mr. Barcelo, 54, has served as a director of FREYR since the consummation of the business combination in 2021. He is also the founder and CEO of Alussa Energy LLC. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an Equity Research Analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital in Moscow, Russia from 2011 to 2012. He has also served as Chief Financial Officer of Ruspetro plc in Russia from 2012 to 2014, Head of Corporate Finance of Lekoil Limited in Nigeria from 2015 to 2016 and co-founder, Director, and Chief Financial Officer of Invicti Terra Argentina Limited in Argentina from 2017 to 2019. Mr. Barcelo is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a Chartered Financial Analyst® charter holder.

The Company and Mr. Barcelo intend to enter into an employment agreement outlining Mr. Barcelo’s compensation for his new role as CEO of the Company, which will be disclosed at such time.

As FREYR’s CEO, Mr. Barcelo will not be considered independent under the NYSE’s listing standards and applicable federal and state securities laws. There are no family relationships between Mr. Barcelo and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Barcelo has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Barcelo and any other persons pursuant to which he was selected as an officer.

Appointment of Chief Operating Executive Officer

In connection with the Transaction, on November 6, 2024, the FREYR Board appointed David Gustafson, currently an employee of TUM 1, as its Chief Operating Officer, effective as of, and subject to, the Closing of the Transactions.

Mr. Gustafson is a Co-General Manager at Trina Solar Co. Ltd, a China-based photovoltaics company. He has over 25 years of experience in industrial manufacturing, engineering, and operations, with a strong background in lean thinking and doing, six sigma problem solving, technical recruiting and team building, automation, and change management. Mr. Gustafson has successfully led multi-factory, multi-national, and multi-business unit operations, delivering customer-focused solutions, driving process improvement, and implementing digital factory technologies. He has also raised capital from venture and board level engagements, negotiated commercial and technical contracts, and launched new products and projects. In 2024, Mr. Gustafson was a registered agent and managing partner at Greywing Advisors, LLC, an operations consulting company. From 2023 to 2024, he was President of CubicPV Inc., an innovative solar company and MIT-affiliated startup. Between 2012 and 2023, Mr. Gustafson served as Vice President of Commercial Manufacturing at Bridgestone Corporation, a multinational manufacturing company. Between 2010 and 2012, he was a Maintenance and Services Manager at Tenaris S.A., a global manufacturing company. Between 2000 and 2009, he was a Manufacturing/Operations Manager at Deere & Company Inc., an agricultural machinery manufacturing company. Mr. Gustafson began his career in 1992 as a Civil Engineer Corps Officer in the US Navy. He holds a BSc in Mechanical Engineering from the Massachusetts Institute of Technology and MS in Materials Science and Engineering from Vanderbilt University and has completed executive education in Technology and Operations Management from Stanford Business School.

The Company and Mr. Gustafson intend to enter into an employment agreement outlining Mr. Gustafson’s compensation for his new role as Chief Operating Officer of the Company, which will be disclosed at such time.

Appointment of New Director

On November 4, 2024, the FREYR Board and all applicable committees thereof voted to appoint W. Richard Anderson as an independent director of the Company with an initial term expiring at the Company’s 2025 annual meeting of stockholders. The FREYR Board appointed Mr. Anderson as a member/chairperson of the Audit and Risk Committee and member of the Nominating and Corporate Governance Committee.

Mr. Anderson will receive the Company’s standard compensation provided for service as a non-employee director and will enter into the Company’s standard form of indemnification agreement for directors and executive officers.

Mr. Anderson has been Chief Executive Officer of Coastline Exploration Limited (formerly SOMA Oil and Gas), with exploration license interests in deep water, offshore Somalia. Mr. Anderson has over 40 years’ experience in the financial aspects of energy related companies, and started his career in audit with PricewaterhouseCoopers, followed by 16 years as a managing and tax partner of Hein & Associates LLP focused on mergers and acquisitions, cross-border transactions and numerous initial and secondary public offerings. From December 1998 to August 2007, he was President and Chief Executive Officer of Prime Natural Resources, Inc. an independent oil and gas exploration and production company, active in the U.S., South America and Kurdistan. From 2008 to 2015 he was Chief Financial Officer of Eurasia Drilling Company Ltd (LSE: EDCL), a large oil and gas drilling company in Russia. Mr. Anderson led the company in various executive and director capacities from its initial public offering in 2007 to a privatization in 2015. For the past 25 years, Mr. Anderson has also been a director of various public companies in the energy, exploration and resource extraction industries, assisting companies with initial public offerings and debt issuances, sourcing of other third party financing, reorganizations, trade sales, pay outs of special dividends, issuing special awards to management teams and conducting internal investigations with the assistance of outside counsel and forensic accountants. His involvement has frequently been on Audit Committees and as Chairman of the Audit Committee. From April 2014 to April 2019 he has served as a Director and Chairman of the Compensation Committee of Gulf Marine Services (LON: GMS); from August 2008 to the present as a Director of Eurasia Drilling Company Limited and member of the Audit Committee (LON: EDCL) and from December 2013 to the present as a Director of Coastline Exploration Limited (formerly SOMA Oil and Gas). Mr. Anderson’s professional qualifications include membership in the AICPA, Texas Society of Certified Public Accountants, Houston Chapter of Texas Society of CPAs and the Society of Exploration Geophysicists. Mr. Anderson graduated from the University of Colorado, magna cum laude, in 1978 and then obtained a masters in taxation from the University of Denver in 1985.

The FREYR Board believes Mr. Anderson is well qualified to serve as a director due to his extensive operational, public company director and finance experience in the energy, exploration and resource extraction industries.

 The FREYR Board has determined that Mr. Anderson is independent under the NYSE’s listing standards and applicable law. There are no arrangements or understandings between Mr. Anderson and any other persons pursuant to which Mr. Anderson was appointed as a director of the Company. In addition, there are no family relationships between Mr. Anderson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions between the Company and Mr. Anderson that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On November 6, 2024, the Company issued a press release announcing that the execution of the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Furnished as Exhibit 99.2 is a copy of an investor presentation to be used by the Company in connection with the Transaction.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filling under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and anticipated financial impacts of the Transaction, the satisfaction of the Closing conditions to the Purchase and the timing of the completion of the Transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement or could otherwise cause the Transaction to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company following the announcement of the Transaction; (3) the inability to complete the Transaction, including due to failure to satisfy conditions to Closing in the Transaction Agreement; (4) the risk that the Transaction disrupts current plans and operations as a result of the announcement and consummation of the Transaction; (5) the ability to recognize the anticipated benefits of the Transaction; (6) costs related to the Transaction; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement by and among FREYR Battery, Inc. and Trina Solar (Schweiz) AG, dated as of November 6, 2024.*/++
10.1	Preferred Stock Purchase Agreement by and between FREYR Battery, Inc. and certain funds and accounts managed by Encompass Capital Advisors LLC, dated as of November 6, 2024. */++
10.2	Form of Note Instrument.
10.3	Form of Convertible Note Instrument.
10.4	Form of Secondary Note.
10.5	Form of Cooperation Agreement.
10.6	Form of Registration Rights Agreement.
10.7	Securities Purchase Agreement by and among FREYR Battery, Inc., and Trinaway Investment Second Ltd. dated as of November 6, 2024.
10.8	Voting Agreement by and between FREYR Battery, Inc. and Encompass Capital Advisors LLC, dated as of November 6, 2024.
10.9	Jensen Transition Contract between FREYR Battery Norway AS and Tom Einar Jensen, dated as of November 6, 2024.
99.1	Press Release, dated November 6, 2024, announcing entry into Transaction Agreement.
99.2	Investor Presentation, dated November 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. FREYR will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. FREYR may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

++	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery, Inc.

By:	/s/ Daniel Barcelo
	Name:	Daniel Barcelo
	Title:	Chairman of the Board of Directors

Dated: November 6, 2024